EXHIBIT 2

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
11/3/2014	Sale	$ 11.0753	1	3000
11/4/2014	Sale	$ 11.0000		1000
11/5/2014	Sale	$ 11.0000		100
11/6/2014	Sale	$ 11.0067	2	4800
11/7/2014	Sale	$ 11.0917	3	3702
11/10/2014	Sale	$ 11.0076	4	3100
11/11/2014	Sale	$ 11.0251	5	3900
11/12/2014	Sale	$ 11.3246	6	5000
11/13/2014	Sale	$ 11.6059	7	7500
11/14/2014	Sale	$ 11.6500	8	4000
11/17/2014	Sale	$ 11.6118	9	736
11/18/2014	Sale	$ 11.4978	10	2968
11/19/2014	Sale	$ 11.3605	11	1438
11/20/2014	Sale	$ 11.3800	12	2000
11/21/2014	Sale	$ 11.4795	13	2824
11/24/2014	Sale	$ 11.5029	14	2576
11/25/2014	Sale	$ 11.6155	15	2737
11/26/2014	Sale	$ 11.7700		2200
11/28/2014	Sale	$ 11.8900		1382
12/1/2014	Sale	$ 11.7271	16	2100
12/2/2014	Sale	$ 11.7493	17	9065

1 This transaction was executed in multiple trades at prices ranging from $11.03 – 11.0850.
2 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.04.
3 This transaction was executed in multiple trades at prices ranging from $11.03 – 11.10.
4 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.15.
5 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.07.
6 This transaction was executed in multiple trades at prices ranging from $11.30 – 11.33.
7 This transaction was executed in multiple trades at prices ranging from $11.45 – 11.70.
8 This transaction was executed in multiple trades at prices ranging from $11.63 – 11.67.
9 This transaction was executed in multiple trades at prices ranging from $11.60 – 11.62.
10 This transaction was executed in multiple trades at prices ranging from $11.48 – 11.52.
11 This transaction was executed in multiple trades at prices ranging from $11.30 – 11.45.
12 This transaction was executed in multiple trades at prices ranging from $11.36 – 11.40.
13 This transaction was executed in multiple trades at prices ranging from $11.41 – 11.52.
14 This transaction was executed in multiple trades at prices ranging from $11.50 – 11.52.
15 This transaction was executed in multiple trades at prices ranging from $11.59 – 11.64.
16 This transaction was executed in multiple trades at prices ranging from $11.70 – 11.77.
17 This transaction was executed in multiple trades at prices ranging from $11.74 – 11.76.